Exhibit 99.1

Rising Dragon Acquisition Corp. Announces

Postponement of the Extraordinary General Meeting to November 20, 2025 and

Extension of Redemption Request Deadline

SHANXI, CHINA, Oct. 15, 2025 (GLOBE NEWSWIRE) -- Rising Dragon Acquisition Corp. (NASDAQ: RDAC) (the “Company”), a blank check company, today announced that its previously announced Extraordinary General Meeting of shareholders (the “Extraordinary General Meeting”) will be postponed from 10 a.m. Eastern Time, on October 20, 2025 to 10 a.m. Eastern Time, on November 20, 2025 to provide shareholders with additional time to review the definitive proxy statement (as supplemented, the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2025 and cast their votes. On October 15, 2025, the Company filed a supplement to the definitive proxy statement to provide information about the postponement of the Extraordinary General Meeting and the extension of redemption request deadline.

There is no change to the location, the record date or any of the other proposals to be acted upon at the Extraordinary General Meeting. The physical location of the Extraordinary General Meeting remains at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via teleconference using the following dial-in information:

Within the U.S. and Canada Toll Free	1 800-450-7155 (toll-free)
Outside of the U.S. and Canada	+1 857-999-9155 (standard rates apply)
Participant Passcode	8029046#

The Extraordinary General Meeting is being held for the purpose of considering and voting on, among other proposals, proposals to approve the Company’s proposed business combination with HZJL Cayman Limited.

The record date for determining the Company shareholders entitled to receive notice of and to vote at the Extraordinary General Meeting remains the close of business on September 11, 2025 (the “Record Date”). Shareholders as of the Record Date are eligible to vote, even if they have subsequently sold their shares. Shareholders who have already submitted their proxies or voted and do not wish to change their vote need not take any further action. All previously cast votes associated with the Extraordinary General Meeting remain valid for the Extraordinary General Meeting, unless revoked as described in the Proxy Statement. Shareholders who have not yet voted are urged to submit their votes promptly.

As a result of the postponement, the deadline for delivery of redemption requests from the Company’s shareholders in connection with the proposed business combination has been extended from October 16, 2025 (two business days before the originally scheduled Extraordinary General Meeting) to November 18, 2025 (two business days before the postponed Extraordinary General Meeting). Shareholders who have already submitted redemption requests may revoke such requests prior to the new deadline in accordance with the procedures described in the Proxy Statement filed with the SEC on September 26, 2025.

If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company, LLC

1 State Street 30th Floor

New York, NY 10004-1561

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Shareholders are advised to review the Proxy Statement (including any amendments or supplements thereto) available on the SEC’s EDGAR database at www.sec.gov, for complete details regarding the Extraordinary General Meeting, the postponement, and the updated redemption deadline.

The Company’s shareholders who have questions regarding the postponement, the Extraordinary General Meeting, or would like to request documents may contact the Company’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

About Rising Dragon Acquisition Corp.

Rising Dragon Acquisition Corp. is a blank check company newly incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including but not limited to the date of the Extraordinary General Meeting, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

On September 26, 2025, the Company filed the Proxy Statement with the SEC in connection with its solicitation of proxies for the Extraordinary General Meeting. On October 15, 2025, the Company filed a supplement to the definitive proxy statement to provide information about the postponement of the Extraordinary General Meeting and the extension of redemption request deadline. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE SUPPLEMENT, THE ORIGINAL PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Extraordinary General Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Contact

Wenyi Shen

woody.shen@hywincapital.cn

Rising Dragon Acquisition Corp.

No. 604, Yixing Road, Wanbolin District, Taiyuan City,

Shanxi Province, People’s Republic of China